Exhibit 99.1

DISCOVER FINANCIAL SERVICES ANNOUNCES

ACTIONS TO FURTHER ENHANCE LOAN LOSS RESERVE

RIVERWOODS, IL - March 11, 2010 - Discover Financial Services (NYSE:DFS) today announced that the company will record an increase in reserves of $305 million pre-tax in the first quarter 2010, which brings its reserve coverage to approximately twelve months of losses. This reserve addition results from a new analytical process that enhances management's ability to estimate incurred losses on non-delinquent accounts.

Including the impact of the reserve addition, Discover expects to report a loss per share for the first quarter 2010 of $.22 to $.23.

Discover also estimates that the first quarter net principal charge-off rate for its Direct Banking segment will be approximately 8.5%, up from 8.43% in the fourth quarter 2009. The over 30-day delinquency rate is estimated to be approximately 5%, a reduction of approximately 25 basis points from the fourth quarter 2009. Based on current credit performance trends within its loan portfolio, the company believes that the amount of delinquent loan balances may have peaked in the fourth quarter 2009.

Discover plans to report first quarter 2010 results after the close of trading on March 16, 2010. A conference call to discuss the firm's results, outlook and related matters will be held at 5 p.m. Eastern time. The general public is invited to listen to the call by dialing 866-277-1182 (U.S. domestic) or 617-597-5359 (international) passcode 33082119, or via a live audio webcast through the Investor Relations section of the Web site. For those unable to listen to the live broadcast, a replay will be available on our Web site or by dialing 888-286-8010 (U.S. domestic) or 617-801-6888 (international), passcode 13388966, beginning approximately two hours after the event. The replay of the conference call will be available through April 16, 2010.

About Discover

Discover Financial Services (NYSE: DFS) is a direct banking and payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company operates the Discover card, America's cash rewards pioneer, and offers personal and student loans, online savings accounts, certificates of deposit and money market accounts through its Discover Bank subsidiary. Its payment businesses consist of Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation's leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in more than 185 countries and territories. For more information, visit www.discoverfinancial.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt, and investor sentiment; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws and rules limiting or modifying certain credit card practices, new laws and rules affecting securitizations, new laws and rules related to government programs to stabilize the financial markets, and regulations and supervisory guidance related to becoming a bank holding company; restrictions on the company's operations resulting from financing transactions including participation in the U.S. Treasury's Capital Purchase Program; the actions and initiatives of current and potential competitors; the company's ability to successfully achieve card acceptance across its networks and maintain relationships with network participants; the company's ability to manage its credit risk, market risk, liquidity risk, operational risk, legal and compliance risk, and strategic risk; the availability and cost of funding and capital; access to deposit, securitization, equity, debt and credit markets; the impact of rating agency actions; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; losses in the company's investment portfolio; the company's ability to increase or sustain Discover card usage or attract new customers; the company's ability to attract new merchants and maintain relationships with current merchants; the effect of political, economic and market conditions, geopolitical events and unforeseen or catastrophic events; fraudulent activities or material security breaches of key systems; the company's ability to introduce new products or services; the company's ability to sustain its investment in new technology and manage its relationships with third-party vendors; the company's ability to collect amounts for disputed transactions from merchants and merchant acquirers; the company's ability to attract and retain employees; the company's ability to protect its reputation and its intellectual property; difficulty financing or integrating new businesses, products or technologies; and new lawsuits, investigations or similar matters or unanticipated developments related to current matters.

Additional factors that could cause the company's results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended November 30, 2009, which is filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

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